                           POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Peter G. Edwards and Kenneth L. Wagner signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)     execute for and on behalf of the undersigned, in the undersigned's capacity as an director, officer and/or employee of Mallinckrodt public limited company (the "Company"), Forms 3, 4, 5, Form 144 and/or Form ID

        in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and/or Rule 144 of the Securities Act of 1933,

        respectively;

(2)     execute for and on behalf of the undersigned any such filings or other disclosure related to the undersigned's holdings of and transactions in securities of the Company as may be required pursuant to the Companies

        Act 1963-2009, Ireland, as amended (the "Companies Act");

(3)     do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of (a) any such Forms 3, 4, 5, Form 144 and Form ID or (b) any disclosures under the Companies Act and timely file such form or forms with the

        United States Securities and Exchange Commission, the Irish Companies

        Registration Office and/or any other authority; and

(4)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such

        attorney-in-fact's discretion.

       The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Companies Act, Section 16 of the Securities Exchange Act

       of 1934 or Rule 144 of the Securities Act of 1933.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5, and Form 144 and make disclosure under the Companies Act with respect to the undersigned's holdings of and transactions in securities issued by the

       Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney shall supersede any and all existing Powers of Attorney with respect to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of March 2015.

                                                             /s/Angus C. Russell